Exhibit (h)(8)

AMENDMENT NO. 1 TO AT MARKET ISSUANCE SALES AGREEMENT

This Amendment No. 1 (this “Amendment”) to that certain At Market Issuance Sales Agreement, dated as of November 22, 2019 (the “Original Agreement”), by and among Eagle Point Credit Company Inc., a Delaware corporation (the “Company”), Eagle Point Credit Management LLC, a Delaware limited liability company (the “Investment Adviser”), and Eagle Point Administration LLC, a Delaware limited liability company (the “Administrator”), and B. Riley FBR, Inc., (“BRFBR”) and National Securities Corporation (“National,” each a “Placement Agent” and collectively, the “Placement Agents”), is entered into as of June 1, 2020, by and among the Company, the Investment Adviser, the Administrator and the Placement Agents. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Original Agreement.

RECITALS

WHEREAS, the parties desire to amend the Original Agreement as hereinafter provided.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:

Section 1.1.             Amendment to Original Agreement.

The second paragraph of Section 1 shall be amended and restated in its entirety as follows:

“The Company has filed with the Commission a shelf registration statement on Form N-2 (File Nos. 333-237586 and 811-22974), including the base prospectus or prospectuses, covering the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”). The registration statement as amended, including the exhibits and schedules thereto, at the time it became effective, including the information, if any, deemed to be part of the registration statement at the time of its effectiveness pursuant to Rule 430C under the Securities Act, and, when and if applicable, all documents incorporated or deemed to be incorporated therein by reference pursuant to the final rule and form amendments adopted by the Commission to implement certain provisions of the Economic Growth, Regulatory Relief, and Consumer Protection Act (“CEF Act”), is hereinafter referred to as the “Registration Statement”; the prospectus, dated as of May 29, 2020, included in the Registration Statement at the time it became effective on May 29, 2020 (including the information, if any, deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430C under the Securities Act), in the form in which it was distributed, is hereinafter referred to as the “Base Prospectus”; the prospectus supplement to be filed on or around June 1, 2020 with the Commission pursuant to Rule 497 under the Securities Act, or any other prospectus supplements filed pursuant to Rule 497 or Rule 424(b) under the Securities Act and, when and if applicable, all documents incorporated or deemed to be incorporated therein by reference pursuant to the final rule and form amendments adopted by the Commission to implement certain provisions of the CEF Act, and to be used to confirm sales is hereinafter referred to, together with the Base Prospectus, as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.”

ARTICLE II.

Section 2.1.             Miscellaneous Provisions.

(a)                This Amendment shall only serve to amend and modify the Original Agreement to the extent specifically provided herein. All terms, conditions, provisions and references of and to the Original Agreement which are not specifically modified and/or amended herein shall remain in full force and effect and shall not be altered by any provisions herein contained. On and after the date of this Amendment, each reference in the Original Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the Original Agreement in any other agreements, documents or instruments executed and delivered pursuant to the Original Agreement, shall mean and be a reference to the Original Agreement, as amended by this Amendment; provided that references to “the date of this Agreement” and other similar references in the Original Agreement shall continue to refer to the date of the Original Agreement and not to the date of this Amendment.

(b)                This Amendment shall be subject to the general provisions contained in Sections 12 through 16 of the Original Agreement, which are incorporated by reference herein, in each case, mutatis mutandis.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to At Market Issuance Sales Agreement to be duly executed as of the day and year first above written.

EAGLE POINT CREDIT COMPANY INC.

By:	/s/ Kenneth P. Onorio Name: Kenneth P. Onorio Title: Chief Financial Officer and Chief Operating Officer

EAGLE POINT CREDIT MANAGEMENT LLC

By:	/s/ Kenneth P. Onorio Name: Kenneth P. Onorio Title: Chief Financial Officer and Chief Operating Officer

EAGLE POINT ADMINISTRATION LLC

By:	/s/ Kenneth P. Onorio Name: Kenneth P. Onorio Title: Chief Financial Officer

B. RILEY FBR, INC.

By:	/s/ Patrice McNicoll Name: Patrice McNicoll Title: Co-Head of Investment Banking

NATIONAL SECURITIES CORPORATION

By:	/s/ Jonathan C. Rich Name: Jonathan C. Rich Title: EVP – Head of Investment Banking